                 EXHIBIT 21 - LIST OF SUBSIDIARIES OF LNC

                              March 14, 1994

All the members of the holding company system are corporations, with the exception of American States Lloyds Insurance Company, Lincoln National Mezzanine Fund, L.P., and Servicios de Evalucion de Riesgos, S. de R.L. de C.V.

  Lincoln National Corporation
   Indiana - Holding Company

    ---  American States Insurance Company
          100% - Indiana - Property/Casualty

          --- American Economy Insurance Company
                 100% - Indiana - Property/Casualty

               ---- American States Insurance Company of Texas
                         100% - Texas - Property/Casualty

          ---  American States Life Insurance Company
                    100% - Indiana - Life/Health

            ---  American States Lloyds Insurance Company
                  Lloyds Plan  - * - Texas - Property/Casualty

            ---  American States Preferred Insurance Company
                  100% - Indiana - Property/Casualty

            ---  American Union Reinsurance Company
                  100% - New York - Property/Casualty

            ---  Amstats Insurance Company
                 (formerly Covenant Insurance Company)
                  100% - Connecticut - Property/Casualty

            ---  City Insurance Agency, Inc.
                  100% - Indiana

            --- Insurance Company of Illinois
                 100% - Illinois - Fire & Casualty Insurance

    --- Corporate Benefit Systems, Inc.
         100% - Arizona - Insurance Agency

    --- Corporate Benefit Systems Services Corporation
         100% - Delaware - Insurance Agency

            ---  Corporate Benefit Systems Services Corporation
                  100% - Alabama/Colorado/New Mexico - Ins. Agencies

            ---  LNC/CBS Services Corporation
                  100% - Massachusetts - Insurance Agency

    --- Heritage Reinsurance, Ltd.
         100% ** - Bermuda

    --- The Insurers' Fund, Inc.  #
         100% - Maryland - Inactive

    --- LNC Administrative Services Corporation
         100% - Indiana - Third Party Administrator

  Lincoln National Corporation
   Indiana - Holding Company

   --- The Richard Leahy Corporation
        100% - Indiana - Insurance Agency

        --- The Financial Alternative, Inc.
               100% - Utah- Insurance Agency

          --- Financial Choices, Inc.
               100% - Pennsylvania - Insurance Agency

          --- Financial Investment Services, Inc.
              (formerly Financial Services Department, Inc.)
                100% - Indiana - Insurance Agency

          --- The Financial Resources Department, Inc.
               100% - Michigan - Insurance Agency

          --- Insurance Alternatives, Inc.
               100% - Indiana - Insurance Agency

          --- Investment Alternatives, Inc.
               100% - Pennsylvania - Insurance Agency

          --- The Investment Center, Inc.
               100% - Tennessee - Insurance Agency

             --- The Investment Group, Inc.
               100% - New Jersey - Insurance Agency

          --- Personal Financial Resources, Inc.
               100% - Arizona - Insurance Agency

          ---  Personal Investment Services, Inc.
                100% - Pennsylvania - Insurance Agency

   --- LincAm Properties, Inc.
        50% - Delaware - Real Estate Investment

   --- Lincoln European Reinsurance Company
        100% - Belgium

   --- Lincoln Life Improved Housing, Inc.
        100% - Indiana

   --- Lincoln National Intermediaries, Inc.
        100% - Indiana - Reinsurance Intermediary

   --- Lincoln National Investment Management Company
          100% - Illinois - Mutual Fund Manager and
        Registered Investment Adviser

          ---  Lincoln National Mezzanine Corporation
                100% - Indiana - General Partner for Mezzanine Financing Limited Partnership

                     --- Lincoln National Mezzanine Fund, L.P.

                     50% - Delaware - Mezzanine Financing Limited Partnership

Lincoln National Corporation
   Indiana - Holding Company

   --- The Lincoln National Life Insurance Company
        100% - Indiana

          ---  First Penn-Pacific Life Insurance Company
                100% ** - Indiana

          ---  Lincoln National Aggressive Growth Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Bond Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Capital Appreciation Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Equity-Income Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Growth Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Health & Casualty Insurance Company
                100% - Indiana

          ---  Lincoln National International Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Life Reinsurance Company
                100% - Indiana

                --- Special Pooled Risk Administrators, Inc.
                   100% - New Jersey - Catastrophe Reinsurance
                     Pool Administrator

          ---  Lincoln National Managed Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Money Market Fund, Inc.
                100% - Maryland - Mutual Fund

          ---  Lincoln National Putnam Master Fund, Inc.
                100% - Maryland - Mutual Fund

        ---  Lincoln National Social Awareness Fund, Inc.
              100% - Maryland - Mutual Fund

        ---  Lincoln National Special Opportunity Fund, Inc.
              100% - Maryland - Mutual Fund

        ---  EMPHESYS Financial Group, Inc.
              100% - Delaware - Holding Company

              --- Employers Health Insurance Company
                   89% - Wisconsin (Remaining 11% owned by
                   Wisconsin Employers Group, Inc.

                   --- Plan Management Administrators, Inc.
                        100% - Wisconsin - TPA

              --- Wisconsin Employers Group, Inc.
                   100% - Wisconsin - Holding Company

                   --- Employers Health Insurance Company
                        11% - Wisconsin - (Remaining 89%
                        owned by EMPHESYS Financial Group, Inc.

                        ---Plan Management Administrators, Inc.
                           100% - Wisconsin - TPA

  Lincoln National Corporation
   Indiana - Holding Company

   --- Lincoln National Sales Corporation
        100% - Indiana

          --- LNC Equity Sales Corporation
               100% - Indiana - Broker-Dealer

        --- Professional Financial Planning, Inc.
               100% - Indiana - Financial Planning Services

          --- Corporate agencies:  Lincoln National Sales Corporation
             (LNSC) also has as subsidiaries, corporations (of which LNSC owns from 80% to 100% of the common stock) which serve as agency offices for the marketing and servicing of products of The Lincoln National Life Insurance Company. As of January 1, 1987, there were 32 such corporations (see list below). Registrant deems the omission of these corporations not material to an understanding of the rela-tionship of Registrant to other persons in the holding company system. Upon request of any interested person, Registrant will file with the Insurance Commissioner as an amendment to this Form B, a list of such corporations showing percentage of voting securities and the states of domicile.

1)   Lincoln Financial Group of the South, Inc. (AL)
2)   Lincoln Southwest Financial Group, Inc. (Phoenix, AZ)
3)   Lincoln Financial and Insurance Services Corporation (Wal. Crk., CA)
3a) California Fringe Benefit and Insurance Marketing Corporation DBA/California Fringe Benefit Company (Walnut Creek, CA)
4)   Lincoln West Financial and Insurance Services Corporation (Orange, CA)
5)   Southwest Financial and Insurance Services Corporation (Los Ang., CA)
6)   Colorado-Lincoln Financial Group, Inc. (Denver, CO)
7)   The Lincoln Financial Group, Inc. (Norwalk, CT)
8)   Lincoln National Financial Services, Inc. (Lake Worth, FL)
9)   Lincoln Financial Services, Inc. (Jacksonville, FL)
10)  Lincoln National Sales Corporation of Georgia (Atlanta, GA)
11)  CMP  Financial Services, Inc. (Chicago, IL)
12)  Lincoln Financial Group, Inc. (Indianapolis, IN)
13)  Lincoln National Financial Services, Inc. (Fort Wayne, IN)
14)  The Financial Group, Inc. (Mission, KS)
14a) Financial Planning Partners, Ltd. (Mission, KS)
15)  Lincoln National Midsouth Corporation (Louisville, KY)
16)  The Lincoln National Financial Group of Louisiana, Inc. (Shreveport,
      LA)
17)  Benefits Marketing Group, Inc. (D.C. & Chevy Chase, MD)
18)  Morgan Financial Group, Inc. (Baltimore, MD)
19)  Lincoln National of New England Insurance Agency, Inc. (Worcester, MA)
20)  Lincoln Financial Group of Michigan, Inc. (Troy, MI)
20a) Financial Consultants of Michigan, Inc. (Troy, MI)
21)  Lincoln National Financial Group, Inc. (Minneapolis, MN)
22)  John J. Moore & Associates, Inc. (St. Louis, MO)
23)  Financial Associates, Inc. (Omaha, NE)
23a) Cornerstone Financial, Inc. (Omaha, NE)
24)  Beardslee & Associates, Inc. (Clifton, NJ)
25)  Resources/Financial, Inc. (Albuquerque, NM)
26)  Lincoln Financial Group/Carolinas, Inc. (Charlotte, NC)
27)  Lincoln National Financial Planning, Inc. (Columbus, OH)
28)  Lincoln Cascades, Inc. (Portland, OR)
29)  Lincoln Financial Services, Inc. (Pittsburgh, PA)
30)  Lincoln National Financial Group of Philadelphia, Inc.
          (Philadelphia, PA)
30a) Cavalier Financial Planners, Inc. (Philadelphia, PA)
31)  Lincoln Financial Group, Inc. (Salt Lake City, (UT)
32)  Lincoln Financial Services of Virginia, Inc. (Norfolk, VA)
     (DBA/Group Concepts Unlimited)

Lincoln National Corporation
   Indiana - Holding Company

   --- Lincoln National (UK) PLC
        (formerly Cannon Lincoln PLC)
        100% - England/Wales - Holding Company

        --- Allied Westminster & Company Limited
               (formerly One Olympic Way Financial Services Limited)
                100% - England/Wales - Sales Services

          --- Cannon Assurance Limited
               100% ** - England/Wales - Life Assurance

        --- Cannon Fund Managers Limited
               100% - England/Wales - Unit Trust Management

        --- Cannon Lincoln Fund Managers Limited
             (formerly Crown Unit Trust Services Limited)
               100% - England/Wales - Unit Trust Management

        --- Cannon Lincoln Insurance Services Ltd.
             100% - Holding Company

             --- British National Life Assurance Co. Ltd.
                      100% - Life Assurance
               --- British National Life Sales Ltd.
                      100% - Inactive
                --- Cannon General Insurance Co. Ltd.
                      100% - Accident & Health Insurance
                 --- Chapel Ash Financial Services Ltd.
                      100% - Direct Insurance Sales
                 --- P.N. Kemp-Gee & Co. Ltd.
                     100% - Inactive

        --- Cannon Lincoln Investment Management Limited
               100% - England/Wales - Investment Management Services

               --- CL CR Management Ltd.
                     50% - England/Wales - Administrative Services

          --- Cannon Lincoln Management Limited
               100% - England/Wales - Administrative Services
          --- Cannon Lincoln Sales Corporation Limited
               100% - England/Wales - Sales Services
          --- Cannon Lincoln Training Services Limited
               100% - England/Wales - Training Company
          --- Cannon Pension Trustees Limited
               100% - England/Wales - Corporate Trustee Services
        --- Cannon Securities Limited
               100% - England/Wales - Nominee Company
        --- CL Mortgages Limited
               100% - England/Wales - Mortgage Administration
        --- Crown Nominees Limited
               100% - England/Wales
        --- Culverin Property Services Limited
                100% - England/Wales - Property Development Services --- ILI Supplies Limited
               100% - England/Wales - Computer Leasing
          --- Matheson Unit Trust Managers Limited
               100% - England/Wales - Inactive
          --- Niloda Limited
               100% - England/Wales - Investment Company

Lincoln National Corporation
   Indiana - Holding Company

   --- Lincoln National Management Services, Inc.
        100% - Indiana - Underwriting and Management Services

   --- Lincoln National Realty Corporation
        100% - Indiana - Real Estate

   --- Lincoln National Reassurance Company
        100% - Indiana - Life Insurance

   --- Linsco Reinsurance Company
        100% - Indiana - Property/Casualty

   --- Lincoln National Reinsurance Company (Barbados) Limited
        100% - Barbados

   --- Lincoln National Reinsurance Company Limited
        100% ** - Bermuda

   --- Lincoln National Risk Management, Inc.
        100% - Indiana - Risk Management Services

   --- Lincoln National Specialty Insurance Company
        (formerly Western Casualty and Surety Company)
        100% ** - Kansas - Property/Casualty

   --- Lincoln National Structured Settlement, Inc.
        100% - New Jersey

   --- Lynch & Mayer, Inc.
        100% - Indiana - Investment Adviser
        --- Lynch & Mayer Securities Corporation
               100% - Delaware - Securities Broker

   --- Old Fort Insurance Company (Barbados) Ltd.
        100% - Barbados
        --- Resource Re (Barbados) Ltd.
               100% - Barbados

   --- Old Fort Insurance Company, Ltd.
        100% ** - Bermuda

   --- Servicios de Evaluacion de Riesgos, S. de R.L. de C.V.
        49% - Mexico  (a partnership)

   --- SOTRISS Corporation
        100% - Georgia - Data Processing

   --- Underwriters & Management Services, Inc.
        100% - Indiana - Underwriting Services

   --- Vantage Global Advisors, Inc.
        (formerly Modern Portfolio Theory Associates, Inc.)
        100% - Delaware - Investment Adviser

Footnotes:

 * The funds contributed by the Underwriters were, and continue to be subject to trust agreements between American States Insurance Company, the grantor, and each Underwriter, as trustee.

** Except for director-qualifying shares.

 # Lincoln National Corporation has subscribed for and paid for 100 shares of Common Stock (with a par value of $1.00 per share) at a price of $10 per share, as part of the organizing of the fund. As such stock is further sold, the ownership of voting securities by Lincoln National Corporation will decline and fluctuate.